FORM OF
CUSTODIAN AGREEMENT

Dated as of: ______, _____

Between

Each of the Investment Companies

Listed on Appendix "A" Attached Hereto

and

The Chase Manhattan Bank, N.A.

APPENDICES

Appendix "A"	-	List of Funds and Portfolios
Appendix "B"	-	List of Additional Custodians,
Special Subcustodians and Foreign Subcustodians
Appendix "C"	-	Procedures Relating to
Custodian's Security Interest

Exhibit (g)(12)

Form of

CUSTODIAN AGREEMENT

AGREEMENT made as of the____day of ______, _____ between each of the Investment Companies Listed on Appendix "A" hereto, as the same may be amended from time to time (each a "Fund" and collectively the "Funds") and The Chase Manhattan Bank, N.A. (the "Custodian").

W I T N E S S E T H

WHEREAS, each Fund is or may be organized with one or more series of shares, each of which shall represent an interest in a separate portfolio of cash, securities and other assets (all such existing and additional series now or hereafter listed on Appendix "A" being hereinafter referred to individually, as a "Portfolio," and collectively, as the "Portfolios"); and

WHEREAS, each Fund desires to appoint the Custodian as custodian on behalf of each of its Portfolios in accordance with the provisions of the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations thereunder, under the terms and conditions set forth in this Agreement, and the Custodian has agreed so to act as custodian.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE I

APPOINTMENT OF CUSTODIAN

On behalf of each of its Portfolios, each Fund hereby employs and appoints the Custodian as a custodian, subject to the terms and provisions of this Agreement. Each Fund shall deliver to the Custodian, or shall cause to be delivered to the Custodian, cash, securities and other assets owned by each of its Portfolios from time to time during the term of this Agreement and shall specify to which of its Portfolios such cash, securities and other assets are to be specifically allocated.

ARTICLE II

POWERS AND DUTIES OF CUSTODIAN

As custodian, the Custodian shall have and perform the powers and duties set forth in this Article II. Pursuant to and in accordance with Article IV hereof, the Custodian may appoint one or more Subcustodians (as hereinafter defined) to exercise the powers and perform the duties of the Custodian set forth in this Article II and references to the Custodian in this Article II shall include any Subcustodian so appointed.

Section 2.01. Safekeeping. The Custodian shall keep safely all cash, securities and other assets of each Fund's Portfolios delivered to the Custodian and, on behalf of such Portfolios, the Custodian shall, from time to time, accept delivery of cash, securities and other assets for safekeeping.

Section 2.02. Manner of Holding Securities.

(a) The Custodian shall at all times hold securities of each Fund's Portfolios either: (i) by physical possession of the share certificates or other instruments representing such securities in registered or bearer form; or (ii) in book-entry form by a Securities System (as hereinafter defined) in accordance with the provisions of Section 2.22 below.

(b) The Custodian shall at all times hold registered securities of each Portfolio in the name of the Custodian, the Portfolio or a nominee of either of them, unless specifically directed by Proper Instructions to hold such registered securities in so-called street name; provided that, in any event, all such securities and other assets shall be held in an account of the Custodian containing only assets of a Portfolio, or only assets held by the Custodian as a fiduciary or custodian for customers; and provided further, that the records of the Custodian shall indicate at all times the Portfolio or other customer for which such securities and other assets are held in such account and the respective interests therein.

Section 2.03. Security Purchases. Upon receipt of Proper Instructions (as hereinafter defined), the Custodian shall pay for and receive securities purchased for the account of a Portfolio, provided that payment shall be made by the Custodian only upon receipt of the securities: (a) by the Custodian; (b) by a clearing corporation of a national securities exchange of which the Custodian is a member; or (c) by a Securities System. Notwithstanding the foregoing, upon receipt of Proper Instructions: (i) in the case of a repurchase agreement, the Custodian may release funds to a Securities System prior to the receipt of advice from the Securities System that the securities underlying such repurchase agreement have been transferred by book-entry into the Account (as hereinafter defined) maintained with such Securities System by the Custodian, provided that the Custodian's instructions to the Securities System require that the Securities System may make payment of such funds to the other party to the repurchase agreement only upon transfer by book-entry of the securities underlying the repurchase agreement into the Account; (ii) in the case of time deposits, call account deposits, currency deposits, and other deposits, foreign exchange transactions, futures contracts or options, pursuant to Sections 2.09, 2.10, 2.12 and 2.13 hereof, the Custodian may make payment therefor before receipt of an advice or confirmation evidencing said deposit or entry into such transaction; (iii) in the case of the purchase of securities, the settlement of which occurs outside of the United States of America, the Custodian may make payment therefor and receive delivery of such securities in accordance with local custom and practice generally accepted by Institutional Clients (as hereinafter defined) in the country in which the settlement occurs, but in all events subject to the standard of care set forth in Article V hereof; and (iv) in the case of the purchase of securities in which, in accordance with standard industry custom and practice generally accepted by Institutional Clients with respect to such securities, the receipt of such securities and the payment therefor take place in different countries, the Custodian may receive delivery of such securities and make payment therefor in accordance with standard industry custom and practice for such securities generally accepted by Institutional Clients, but in all events subject to the standard of care set forth in Article V hereof. For purposes of this Agreement, an "Institutional Client" shall mean a major commercial bank, corporation, insurance company, or substantially similar institution, which, as a substantial part of its business operations, purchases or sells securities and makes use of custodial services.

Section 2.04. Exchanges of Securities. Upon receipt of Proper Instructions, the Custodian shall exchange securities held by it for the account of a Portfolio for other securities in connection with any reorganization, recapitalization, split-up of shares, change of par value, conversion or other event relating to the securities or the issuer of such securities, and shall deposit any such securities in accordance with the terms of any reorganization or protective plan. The Custodian shall, without receiving Proper Instructions: surrender securities in temporary form for definitive securities; surrender securities for transfer into the name of the Custodian, a Portfolio or a nominee of either of them, as permitted by Section 2.02(b); and surrender securities for a different number of certificates or instruments representing the same number of shares or same principal amount of indebtedness, provided that the securities to be issued will be delivered to the Custodian or a nominee of the Custodian.

Section 2.05. Sales of Securities. Upon receipt of Proper Instructions, the Custodian shall make delivery of securities which have been sold for the account of a Portfolio, but only against payment therefor in the form of: (a) cash, certified check, bank cashier's check, bank credit, or bank wire transfer; (b) credit to the account of the Custodian with a clearing corporation of a national securities exchange of which the Custodian is a member; or (c) credit to the Account of the Custodian with a Securities System, in accordance with the provisions of Section 2.22 hereof. Notwithstanding the foregoing: (i) in the case of the sale of securities, the settlement of which occurs outside of the United States of America, such securities shall be delivered and paid for in accordance with local custom and practice generally accepted by Institutional Clients in the country in which the settlement occurs, but in all events subject to the standard of care set forth in Article V hereof; (ii) in the case of the sale of securities in which, in accordance with standard industry custom and practice generally accepted by Institutional Clients with respect to such securities, the delivery of such securities and receipt of payment therefor take place in different countries, the Custodian may deliver such securities and receive payment therefor in accordance with standard industry custom and practice for such securities generally accepted by Institutional Clients, but in all events subject to the standard of care set forth in Article V hereof; and (iii) in the case of securities held in physical form, such securities shall be delivered and paid for in accordance with "street delivery custom" to a broker or its clearing agent, against delivery to the Custodian of a receipt for such securities, provided that the Custodian shall have taken reasonable steps to ensure prompt collection of the payment for, or the return of, such securities by the broker or its clearing agent, and provided further that the Custodian shall not be responsible for the selection of or the failure or inability to perform of such broker or its clearing agent.

Section 2.06. Depositary Receipts. Upon receipt of Proper Instructions, the Custodian shall surrender securities to the depositary used for such securities by an issuer of American Depositary Receipts or International Depositary Receipts (hereinafter referred to, collectively, as "ADRs"), against a written receipt therefor adequately describing such securities and written evidence satisfactory to the Custodian that the depositary has acknowledged receipt of instructions to issue ADRs with respect to such securities in the name of the Custodian or a nominee of the Custodian, for delivery to the Custodian at such place as the Custodian may from time to time designate. Upon receipt of Proper Instructions, the Custodian shall surrender ADRs to the issuer thereof, against a written receipt therefor adequately describing the ADRs surrendered and written evidence satisfactory to the Custodian that the issuer of the ADRs has acknowledged receipt of instructions to cause its depository to deliver the securities underlying such ADRs to the Custodian.

Section 2.07. Exercise of Rights; Tender Offers. Upon receipt of Proper Instructions, the Custodian shall: (a) deliver warrants, puts, calls, rights or similar securities to the issuer or trustee thereof, or to the agent of such issuer or trustee, for the purpose of exercise or sale, provided that the new securities, cash or other assets, if any, acquired as a result of such actions are to be delivered to the Custodian; and (b) deposit securities upon invitations for tenders thereof, provided that the consideration for such securities is to be paid or delivered to the Custodian, or the tendered securities are to be returned to the Custodian. Notwithstanding any provision of this Agreement to the contrary, the Custodian shall take all necessary action, unless otherwise directed to the contrary in Proper Instructions, to comply with the terms of all mandatory or compulsory exchanges, calls, tenders, redemptions, or similar rights of security ownership, and shall promptly notify each applicable Fund of such action in writing by facsimile transmission or in such other manner as such Fund and the Custodian may agree in writing.

Section 2.08. Stock Dividends, Rights, Etc. The Custodian shall receive and collect all stock dividends, rights and other items of like nature and, upon receipt of Proper Instructions, take action with respect to the same as directed in such Proper Instructions.

Section 2.09. Options. Upon receipt of Proper Instructions and in accordance with the provisions of any agreement between the Custodian, any registered broker-dealer and, if necessary, a Fund on behalf of any applicable Portfolio relating to compliance with the rules of the Options Clearing Corporation or of any registered national securities exchange or similar organization(s), the Custodian shall: (a) receive and retain confirmations or other documents, if any, evidencing the purchase or writing of an option on a security or securities index by the applicable Portfolio; (b) deposit and maintain in a segregated account, securities (either physically or by book-entry in a Securities System), cash or other assets; and (c) pay, release and/or transfer such securities, cash or other assets in accordance with notices or other communications evidencing the expiration, termination or exercise of such options furnished by the Options Clearing Corporation, the securities or options exchange on which such options are traded, or such other organization as may be responsible for handling such option transactions. Each Fund, on behalf of its applicable Portfolios, and the broker-dealer shall be responsible for the sufficiency of assets held in any segregated account established in compliance with applicable margin maintenance requirements and the performance of other terms of any option contract.

Section 2.10. Futures Contracts. Upon receipt of Proper Instructions, or pursuant to the provisions of any futures margin procedural agreement among a Fund, on behalf of any applicable Portfolio, the Custodian and any futures commission merchant (a "Procedural Agreement"), the Custodian shall: (a) receive and retain confirmations, if any, evidencing the purchase or sale of a futures contract or an option on a futures contract by the applicable Portfolio; (b) deposit and maintain in a segregated account, cash, securities and other assets designated as initial, maintenance or variation "margin" deposits intended to secure the applicable Portfolio's performance of its obligations under any futures contracts purchased or sold or any options on futures contracts written by the Portfolio, in accordance with the provisions of any Procedural Agreement designed to comply with the rules of the Commodity Futures Trading Commission and/or any commodity exchange or contract market (such as the Chicago Board of Trade), or any similar organization(s), regarding such margin deposits; and (c) release assets from and/or transfer assets into such margin accounts only in accordance with any such Procedural Agreements. Each Fund, on behalf of its applicable Portfolios, and such futures commission merchant shall be responsible for the sufficiency of assets held in the segregated account in compliance with applicable margin maintenance requirements and the performance of any futures contract or option on a futures contract in accordance with its terms.

Section 2.11. Borrowing. Upon receipt of Proper Instructions, the Custodian shall deliver securities of a Portfolio to lenders or their agents, or otherwise establish a segregated account as agreed to by the applicable Fund on behalf of such Portfolio and the Custodian, as collateral for borrowings effected by such Portfolio, provided that such borrowed money is payable by the lender (a) to or upon the Custodian's order, as Custodian for such Portfolio, and (b) concurrently with delivery of such securities.

Section 2.12. Interest Bearing Deposits.

Upon receipt of Proper Instructions directing the Custodian to purchase interest bearing fixed term and call deposits (hereinafter referred to collectively, as "Interest Bearing Deposits") for the account of a Portfolio, the Custodian shall purchase such Interest Bearing Deposits in the name of the Portfolio with such banks or trust companies (including the Custodian, any Subcustodian or any subsidiary or affiliate of the Custodian) (hereinafter referred to as "Banking Institutions") and in such amounts as the applicable Fund may direct pursuant to Proper Instructions. Such Interest Bearing Deposits may be denominated in U.S. Dollars or other currencies, as the applicable Fund on behalf of its Portfolio may determine and direct pursuant to Proper Instructions. The Custodian shall include in its records with respect to the assets of each Portfolio appropriate notation as to the amount and currency of each such Interest Bearing Bank Deposit, the accepting Banking Institution and all other appropriate details, and shall retain such forms of advice or receipt evidencing such account, if any, as may be forwarded to the Custodian by the Banking Institution. The responsibilities of the Custodian to each Fund for Interest Bearing Deposits accepted on the Custodian's books in the United States on behalf of the Fund's Portfolios shall be that of a U.S. bank for a similar deposit. With respect to Interest Bearing Deposits other than those accepted on the Custodian's books, (a) the Custodian shall be responsible for the collection of income as set forth in Section 2.15 and the transmission of cash and instructions to and from such accounts; and (b) the Custodian shall have no duty with respect to the selection of the Banking Institution or, so long as the Custodian acts in accordance with Proper Instructions, for the failure of such Banking Institution to pay upon demand. Upon receipt of Proper Instructions, the Custodian shall take such reasonable actions as the applicable Fund deems necessary or appropriate to cause each such Interest Bearing Deposit Account to be insured to the maximum extent possible by all applicable deposit insurers including, without limitation, the Federal Deposit Insurance Corporation.

Section 2.13. Foreign Exchange Transactions

(a) Foreign Exchange Transactions Other Than as Principal. Upon receipt of Proper Instructions, the Custodian shall settle foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery on behalf of and for the account of a Portfolio with such currency brokers or Banking Institutions as the applicable Fund may determine and direct pursuant to Proper Instructions. The Custodian shall be responsible for the transmission of cash and instructions to and from the currency broker or Banking Institution with which the contract or option is made, the safekeeping of all certificates and other documents and agreements evidencing or relating to such foreign exchange transactions and the maintenance of proper records as set forth in Section 2.25. The Custodian shall have no duty with respect to the selection of the currency brokers or Banking Institutions with which a Fund deals on behalf of its Portfolios or, so long as the Custodian acts in accordance with Proper Instructions, for the failure of such brokers or Banking Institutions to comply with the terms of any contract or option.

(b) Foreign Exchange Contracts as Principal. The Custodian shall not be obligated to enter into foreign exchange transactions as principal. However, if the Custodian has made available to a Fund its services as a principal in foreign exchange transactions, upon receipt of Proper Instructions, the Custodian shall enter into foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery on behalf of and for the account of a Portfolio of such Fund with the Custodian as principal. The Custodian shall be responsible for the selection of the currency brokers or Banking Institutions and the failure of such currency brokers or Banking Institutions to comply with the terms of any contract or option.

(c) Payments. Notwithstanding anything to the contrary contained herein, upon receipt of Proper Instructions the Custodian may, in connection with a foreign exchange contract, make free outgoing payments of cash in the form of U.S. Dollars or foreign currency prior to receipt of confirmation of such foreign exchange contract or confirmation that the countervalue currency completing such contract has been delivered or received.

Section 2.14. Securities Loans. Upon receipt of Proper Instructions, the Custodian shall, in connection with loans of securities by a Portfolio, deliver securities of such Portfolio to the borrower thereof prior to receipt of the collateral, if any, for such borrowing; provided that, in cases of loans of securities secured by cash collateral, the Custodian's instructions to the Securities System shall require that the Securities System deliver the securities of the Portfolio to the borrower thereof only upon receipt of the collateral for such borrowing.

Section 2.15. Collections. The Custodian shall, and shall cause any Subcustodian to: (a) collect amounts due and payable to each Fund with respect to portfolio securities and other assets of each of such Fund's Portfolios; (b) promptly credit to the account of each applicable Portfolio all income and other payments relating to portfolio securities and other assets held by the Custodian hereunder upon Custodian's receipt of such income or payments or as otherwise agreed in writing by the Custodian and the applicable Fund; (c) promptly endorse and deliver any instruments required to effect such collections; (d) promptly execute ownership and other certificates and affidavits for all federal, state and foreign tax purposes in connection with receipt of income, capital gains or other payments with respect to portfolio securities and other assets of each applicable Portfolio, or in connection with the purchase, sale or transfer of such securities or other assets; and (e) promptly file any certificates or other affidavits for the refund or reclaim of foreign taxes paid, and promptly notify each applicable Fund of any changes to law, interpretative rulings or procedures regarding such reclaims, and otherwise use all available measures customarily used to minimize the imposition of foreign taxes at source, and promptly inform each applicable Fund of alternative means of minimizing such taxes of which the Custodian shall become aware (or with the exercise of reasonable care should have become aware); provided, however, that with respect to portfolio securities registered in so-called street name, the Custodian shall use its best efforts to collect amounts due and payable to each Fund with respect to its Portfolios. The Custodian shall promptly notify each applicable Fund in writing by facsimile transmission or in such other manner as each such Fund and the Custodian may agree in writing if any amount payable with respect to portfolio securities or other assets of the Portfolios of such Fund(s) is not received by the Custodian when due. The Custodian shall not be responsible for the collection of amounts due and payable with respect to portfolio securities or other assets that are in default.

Section 2.16. Dividends, Distributions and Redemptions. The Custodian shall promptly release funds or securities: (a) upon receipt of Proper Instructions, to one or more Distribution Accounts designated by the applicable Fund or Funds in such Proper Instructions; or (b) upon receipt of Special Instructions, as otherwise directed by the applicable Fund or Funds, for the purpose of the payment of dividends or other distributions to shareholders of each applicable Portfolio, and payment to shareholders who have requested repurchase or redemption of their shares of the Portfolio(s) (collectively, the "Shares"). For purposes of this Agreement, a "Distribution Account" shall mean an account established at a Banking Institution designated by the applicable Fund on behalf of one or more of its Portfolios in Special Instructions.

Section 2.17. Proceeds from Shares Sold. The Custodian shall receive funds representing cash payments received for Shares issued or sold from time to time by the Funds, and shall promptly credit such funds to the account(s) of the applicable Portfolio(s). The Custodian shall promptly notify each applicable Fund of Custodian's receipt of cash in payment for Shares issued by such Fund by facsimile transmission or in such other manner as the Fund and Custodian may agree in writing. Upon receipt of Proper Instructions, the Custodian shall: (a) deliver all federal funds received by the Custodian in payment for Shares in payment for such investments as may be set forth in such Proper Instructions and at a time agreed upon between the Custodian and the applicable Fund; and (b) make federal funds available to the applicable Fund as of specified times agreed upon from time to time by the applicable Fund and the Custodian, in the amount of checks received in payment for Shares which are deposited to the accounts of each applicable Portfolio.

Section 2.18. Proxies, Notices, Etc. The Custodian shall deliver to each applicable Fund, in the most expeditious manner practicable, all forms of proxies, all notices of meetings, and any other notices or announcements affecting or relating to securities owned by one or more of the applicable Fund's Portfolios that are received by the Custodian, any Subcustodian, or any nominee of either of them, and, upon receipt of Proper Instructions, the Custodian shall execute and deliver, or cause such Subcustodian or nominee to execute and deliver, such proxies or other authorizations as may be required. Except as directed pursuant to Proper Instructions, neither the Custodian nor any Subcustodian or nominee shall vote upon any such securities, or execute any proxy to vote thereon, or give any consent or take any other action with respect thereto.

Section 2.19. Bills and Other Disbursements. Upon receipt of Proper Instructions, the Custodian shall pay or cause to be paid, all bills, statements, or other obligations of each Portfolio.

Section 2.20. Nondiscretionary Functions. The Custodian shall attend to all nondiscretionary details in connection with the sale, exchange, substitution, purchase, transfer or other dealings with securities or other assets of each Portfolio held by the Custodian, except as otherwise directed from time to time pursuant to Proper Instructions.

Section 2.21. Bank Accounts

(a) Accounts with the Custodian and any Subcustodians. The Custodian shall open and operate a bank account or accounts (hereinafter referred to collectively, as "Bank Accounts") on the books of the Custodian or any Subcustodian provided that such account(s) shall be in the name of the Custodian or a nominee of the Custodian, for the account of a Portfolio, and shall be subject only to the draft or order of the Custodian; provided however, that such Bank Accounts in countries other than the United States may be held in an account of the Custodian containing only assets held by the Custodian as a fiduciary or custodian for customers, and provided further, that the records of the Custodian shall indicate at all times the Portfolio or other customer for which such securities and other assets are held in such account and the respective interests therein. Such Bank Accounts may be denominated in either U.S. Dollars or other currencies. The responsibilities of the Custodian to each applicable Fund for deposits accepted on the Custodian's books in the United States shall be that of a U.S. bank for a similar deposit. The responsibilities of the Custodian to each applicable Fund for deposits accepted on any Subcustodian's books shall be governed by the provisions of Section 5.02.

(b) Accounts With Other Banking Institutions. The Custodian may open and operate Bank Accounts on behalf of a Portfolio, in the name of the Custodian or a nominee of the Custodian, at a Banking Institution other than the Custodian or any Subcustodian, provided that such account(s) shall be in the name of the Custodian or a nominee of the Custodian, for the account of a Portfolio, and shall be subject only to the draft or order of the Custodian; provided however, that such Bank Accounts may be held in an account of the Custodian containing only assets held by the Custodian as a fiduciary or custodian for customers, and provided further, that the records of the Custodian shall indicate at all times the Portfolio or other customer for which such securities and other assets are held in such account and the respective interests therein. Such Bank Accounts may be denominated in either U.S. Dollars or other currencies. Subject to the provisions of Section 5.01(a), the Custodian shall be responsible for the selection of the Banking Institution and for the failure of such Banking Institution to pay according to the terms of the deposit.

(c) Deposit Insurance. Upon receipt of Proper Instructions, the Custodian shall take such reasonable actions as the applicable Fund deems necessary or appropriate to cause each deposit account established by the Custodian pursuant to this Section 2.21 to be insured to the maximum extent possible by all applicable deposit insurers including, without limitation, the Federal Deposit Insurance Corporation.

Section 2.22. Deposit of Fund Assets in Securities Systems. The Custodian may deposit and/or maintain domestic securities owned by a Portfolio in: (a) The Depository Trust Company; (b) the Participants Trust Company; (c) any book-entry system as provided in (i) Subpart O of Treasury Circular No. 300, 31 CFR 306.115, (ii) Subpart B of Treasury Circular Public Debt Series No. 27-76, 31 CFR 350.2, or (iii) the book-entry regulations of federal agencies substantially in the form of 31 CFR 306.115; or (d) any other domestic clearing agency registered with the Securities and Exchange Commission ("SEC") under Section 17A of the Securities Exchange Act of 1934 (or as may otherwise be authorized by the Securities and Exchange Commission to serve in the capacity of depository or clearing agent for the securities or other assets of investment companies) which acts as a securities depository and the use of which each applicable Fund has previously approved by Special Instructions (as hereinafter defined) (each of the foregoing being referred to in this Agreement as a "Securities System"). Use of a Securities System shall be in accordance with applicable Federal Reserve Board and SEC rules and regulations, if any, and subject to the following provisions:

(A) The Custodian may deposit and/or maintain securities held hereunder in a Securities System, provided that such securities are represented in an account ("Account") of the Custodian in the Securities System which Account shall not contain any assets of the Custodian other than assets held as a fiduciary, custodian, or otherwise for customers and shall be so designated on the books and records of the Securities System.

(B) The Securities System shall be obligated to comply with the Custodian's directions with respect to the securities held in such Account and shall not be entitled to a lien against the assets in such Account for extensions of credit to the Custodian other than for payment of the purchase price of such assets.

(C) Each Fund hereby designates the Custodian as the party in whose name any securities deposited by the Custodian in the Account are to be registered.

(D) The books and records of the Custodian shall at all times identify those securities belonging to each Portfolio which are maintained in a Securities System.

(E) The Custodian shall pay for securities purchased for the account of a Portfolio only upon (w) receipt of advice from the Securities System that such securities have been transferred to the Account of the Custodian, and (x) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of such Portfolio. The Custodian shall transfer securities sold for the account of a Portfolio only upon (y) receipt of advice from the Securities System that payment for such securities has been transferred to the Account of the Custodian, and (z) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of such Portfolio. Copies of all advices from the Securities System relating to transfers of securities for the account of a Portfolio shall identify such Portfolio and shall be maintained for such Portfolio by the Custodian. The Custodian shall deliver to each applicable Fund on the next succeeding business day daily transaction reports which shall include each day's transactions in the Securities System for the account of each applicable Portfolio. Such transaction reports shall be delivered to each applicable Fund or any agent designated by such Fund pursuant to Proper Instructions, by computer or in such other manner as such Fund and the Custodian may agree in writing.

(F) The Custodian shall, if requested by a Fund pursuant to Proper Instructions, provide such Fund with all reports obtained by the Custodian or any Subcustodian with respect to a Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System.

(G) Upon receipt of Special Instructions, the Custodian shall terminate the use of any Securities System (except the federal book-entry system) on behalf of any Portfolio as promptly as practicable and shall take all actions reasonably practicable to safeguard the securities of any Portfolio maintained with such Securities System.

Section 2.23. Other Transfers.

(a) Upon receipt of Proper Instructions, the Custodian shall transfer to or receive from a third party that has been appointed to serve as an additional custodian of one or more Portfolios (an "Additional Custodian") securities, cash and other assets of such Portfolio(s) in accordance with such Proper Instructions. Each Additional Custodian shall be identified as such on Appendix B, as the same may be amended from time to time in accordance with the provisions of Section 9.06(c).

(b) Upon receipt of Special Instructions, the Custodian shall make such other dispositions of securities, funds or other property of a Portfolio in a manner or for purposes other than as expressly set forth in this Agreement, provided that the Special Instructions relating to such disposition shall include a statement of the purpose for which the delivery is to be made, the amount of funds and/or securities to be delivered, and the name of the person or persons to whom delivery is to be made, and shall otherwise comply with the provisions of Sections 3.01 and 3.03 hereof.

Section 2.24. Establishment of Segregated Account. Upon receipt of Proper Instructions, the Custodian shall establish and maintain on its books a segregated account or accounts for and on behalf of a Portfolio, into which account or accounts may be transferred cash and/or securities or other assets of such Portfolio, including securities maintained by the Custodian in a Securities System pursuant to Section 2.22 hereof, said account or accounts to be maintained: (a) for the purposes set forth in Sections 2.09, 2.10 and 2.11 hereof; (b) for the purposes of compliance by the Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the SEC relating to the maintenance of segregated accounts by registered investment companies; or (c) for such other purposes as set forth, from time to time, in Special Instructions.

Section 2.25. Custodian's Books and Records. The Custodian shall provide any assistance reasonably requested by a Fund in the preparation of reports to such Fund's shareholders and others, audits of accounts, and other ministerial matters of like nature. The Custodian shall maintain complete and accurate records with respect to securities and other assets held for the accounts of each Portfolio as required by the rules and regulations of the SEC applicable to investment companies registered under the 1940 Act, including: (a) journals or other records of original entry containing a detailed and itemized daily record of all receipts and deliveries of securities (including certificate and transaction identification numbers, if any), and all receipts and disbursements of cash; (b) ledgers or other records reflecting (i) securities in transfer, (ii) securities in physical possession, (iii) securities borrowed, loaned or collateralizing obligations of each Portfolio, (iv) monies borrowed and monies loaned (together with a record of the collateral therefor and substitutions of such collateral), (v) dividends and interest received, (vi) the amount of tax withheld by any person in respect of any collection made by the Custodian or any Subcustodian, and (vii) the amount of reclaims or refunds for foreign taxes paid; and (c) cancelled checks and bank records related thereto. The Custodian shall keep such other books and records of each Fund as such Fund shall reasonably request. All such books and records maintained by the Custodian shall be maintained in a form acceptable to the applicable Fund and in compliance with the rules and regulations of the SEC, including, but not limited to, books and records required to be maintained by Section 31(a) of the 1940 Act and the rules and regulations from time to time adopted thereunder. All books and records maintained by the Custodian pursuant to this Agreement shall at all times be the property of each applicable Fund and shall be available during normal business hours for inspection and use by such Fund and its agents, including, without limitation, its independent certified public accountants. Notwithstanding the preceding sentence, no Fund shall take any actions or cause the Custodian to take any actions which would cause, either directly or indirectly, the Custodian to violate any applicable laws, regulations or orders.

Section 2.26. Opinion of Fund's Independent Certified Public Accountants. The Custodian shall take all reasonable action as a Fund may request to obtain from year to year favorable opinions from such Fund's independent certified public accountants with respect to the Custodian's activities hereunder in connection with the preparation of the Fund's Form N-1A and the Fund's Form N-SAR or other periodic reports to the SEC and with respect to any other requirements of the SEC.

Section 2.27. Reports by Independent Certified Public Accountants. At the request of a Fund, the Custodian shall deliver to such Fund a written report prepared by the Custodian's independent certified public accountants with respect to the services provided by the Custodian under this Agreement, including, without limitation, the Custodian's accounting system, internal accounting control and procedures for safeguarding cash, securities and other assets, including cash, securities and other assets deposited and/or maintained in a Securities System or with a Subcustodian. Such report shall be of sufficient scope and in sufficient detail as may reasonably be required by any Fund and as may reasonably be obtained by the Custodian.

Section 2.28. Overdraft Facility. In the event that the Custodian is directed by Proper Instructions to make any payment or transfer of funds on behalf of a Portfolio for which there would be, at the close of business on the date of such payment or transfer, insufficient funds held by the Custodian on behalf of such Portfolio, the Custodian may, in its discretion, provide an overdraft (an "Overdraft") to the applicable Fund on behalf of such Portfolio, in an amount sufficient to allow the completion of such payment. Any Overdraft provided hereunder: (a) shall be payable on the next Business Day, unless otherwise agreed by the applicable Fund and the Custodian; and (b) shall accrue interest from the date of the Overdraft to the date of payment in full by the applicable Fund on behalf of the applicable Portfolio at a rate agreed upon in writing, from time to time, by the Custodian and the applicable Fund. The Custodian and each Fund acknowledge that the purpose of such Overdrafts is to temporarily finance the purchase or sale of securities for prompt delivery in accordance with the terms hereof, or to meet emergency expenses not reasonably foreseeable by such Fund. The Custodian shall promptly notify each applicable Fund in writing (an "Overdraft Notice") of any Overdraft by facsimile transmission or in such other manner as such Fund and the Custodian may agree in writing. At the request of the Custodian, each applicable Fund, on behalf of one or more of its Portfolios, shall pledge, assign and grant to the Custodian a security interest in certain specified securities of the applicable Portfolio, as security for Overdrafts provided to such Portfolio, under the terms and conditions set forth in Appendix "C" attached hereto.

ARTICLE III

PROPER INSTRUCTIONS, SPECIAL INSTRUCTIONS

AND RELATED MATTERS

Section 3.01. Proper Instructions and Special Instructions.

(a) Proper Instructions. As used herein, the term "Proper Instructions" shall mean: (i) a tested telex, a written (including, without limitation, facsimile transmission) request, direction, instruction or certification signed or initialed by or on behalf of the applicable Fund by one or more Authorized Persons (as hereinafter defined); (ii) a telephonic or other oral communication by one or more Authorized Persons; or (iii) a communication effected directly between an electro-mechanical or electronic device or system (including, without limitation, computers) by or on behalf of the applicable Fund by one or more Authorized Persons; provided, however, that communications of the types described in clauses (ii) and (iii) above purporting to be given by an Authorized Person shall be considered Proper Instructions only if the Custodian reasonably believes such communications to have been given by an Authorized Person with respect to the transaction involved. Proper Instructions in the form of oral communications shall be confirmed by the applicable Fund by tested telex or in writing in the manner set forth in clause (i) above, but the lack of such confirmation shall in no way affect any action taken by the Custodian in reliance upon such oral instructions prior to the Custodian's receipt of such confirmation. Each Fund and the Custodian are hereby authorized to record any and all telephonic or other oral instructions communicated to the Custodian. Proper Instructions may relate to specific transactions or to types or classes of transactions, and may be in the form of standing instructions.

(b) Special Instructions. As used herein, the term "Special Instructions" shall mean Proper Instructions countersigned or confirmed in writing by the Treasurer or any Assistant Treasurer of the applicable Fund or any other person designated by the Treasurer of such Fund in writing, which countersignature or confirmation shall be (i) included on the same instrument containing the Proper Instructions or on a separate instrument relating thereto, and (ii) delivered by hand, by facsimile transmission, or in such other manner as the applicable Fund and the Custodian agree in writing.

(c) Address for Proper Instructions and Special Instructions. Proper Instructions and Special Instructions shall be delivered to the Custodian at the address and/or telephone, telecopy or telex number agreed upon from time to time by the Custodian and the applicable Fund.

Section 3.02. Authorized Persons. Concurrently with the execution of this Agreement and from time to time thereafter, as appropriate, each Fund shall deliver to the Custodian, duly certified as appropriate by a Treasurer or Assistant Treasurer of such Fund, a certificate setting forth: (a) the names, titles, signatures and scope of authority of all persons authorized to give Proper Instructions or any other notice, request, direction, instruction, certificate or instrument on behalf of such Fund (collectively, the "Authorized Persons" and individually, an "Authorized Person"); and (b) the names, titles and signatures of those persons authorized to issue Special Instructions. Such certificate may be accepted and relied upon by the Custodian as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Custodian of a similar certificate to the contrary. Upon delivery of a certificate which deletes the name(s) of a person previously authorized by a Fund to give Proper Instructions or to issue Special Instructions, such persons shall no longer be considered an Authorized Person or authorized to issue Special Instructions for that Fund.

Section 3.03. Persons Having Access to Assets of the Portfolios. Notwithstanding anything to the contrary contained in this Agreement, no Authorized Person, Trustee, officer, employee or agent of any Fund shall have physical access to the assets of any Portfolio of that Fund held by the Custodian nor shall the Custodian deliver any assets of a Portfolio for delivery to an account of such person; provided, however, that nothing in this Section 3.03 shall prohibit (a) any Authorized Person from giving Proper Instructions, or any person authorized to issue Special Instructions from issuing Special Instructions, so long as such action does not result in delivery of or access to assets of any Portfolio prohibited by this Section 3.03; or (b) each Fund's independent certified public accountants from examining or reviewing the assets of the Portfolios of the Fund held by the Custodian. Each Fund shall deliver to the Custodian a written certificate identifying such Authorized Persons, Trustees, officers, employees and agents of such Fund.

Section 3.04. Actions of Custodian Based on Proper Instructions and Special Instructions. So long as and to the extent that the Custodian acts in accordance with (a) Proper Instructions or Special Instructions, as the case may be, and (b) the terms of this Agreement, the Custodian shall not be responsible for the title, validity or genuineness of any property, or evidence of title thereof, received by it or delivered by it pursuant to this Agreement.

ARTICLE IV

SUBCUSTODIANS

The Custodian may, from time to time, in accordance with the relevant provisions of this Article IV, appoint one or more Domestic Subcustodians, Foreign Subcustodians, Interim Subcustodians and Special Subcustodians to act on behalf of a Portfolio. (For purposes of this Agreement, all duly appointed Domestic Subcustodians, Foreign Subcustodians, Interim Subcustodians, and Special Subcustodians are hereinafter referred to collectively, as "Subcustodians.")

Section 4.01. Domestic Subcustodians. The Custodian may, at any time and from time to time, appoint any bank as defined in Section 2(a)(5) of the 1940 Act meeting the requirements of a custodian under Section 17(f) of the 1940 Act and the rules and regulations thereunder, to act on behalf of one or more Portfolios as a subcustodian for purposes of holding cash, securities and other assets of such Portfolios and performing other functions of the Custodian within the United States (a "Domestic Subcustodian"); provided, that, the Custodian shall notify each applicable Fund in writing of the identity and qualifications of any proposed Domestic Subcustodian at least thirty (30) days prior to appointment of such Domestic Subcustodian, and such Fund may, in its sole discretion, by written notice to the Custodian executed by an Authorized Person disapprove of the appointment of such Domestic Subcustodian. If, following notice by the Custodian to each applicable Fund regarding appointment of a Domestic Subcustodian and the expiration of thirty (30) days after the date of such notice, such Fund shall have failed to notify the Custodian of its disapproval thereof, the Custodian may, in its discretion, appoint such proposed Domestic Subcustodian as its subcustodian.

Section 4.02. Foreign Subcustodians and Interim Subcustodians.

(a) Foreign Subcustodians. The Custodian may, at any time and from time to time, appoint: (i) any bank, trust company or other entity meeting the requirements of an "eligible foreign custodian" under Section 17(f) of the 1940 Act and the rules and regulations thereunder or by order of the Securities and Exchange Commission exempted therefrom, or (ii) any bank as defined in Section 2(a)(5) of the 1940 Act meeting the requirements of a custodian under Section 17(f) of the 1940 Act and the rules and regulations thereunder to act on behalf of one or more Portfolios as a subcustodian for purposes of holding cash, securities and other assets of such Portfolios and performing other functions of the Custodian in countries other than the United States of America (a "Foreign Subcustodian"); provided, that, prior to the appointment of any Foreign Subcustodian, the Custodian shall have obtained written confirmation of the approval of the Board of Trustees or other governing body or entity of each applicable Fund on behalf of its applicable Portfolio(s) (which approval may be withheld in the sole discretion of such Board of Trustees or other governing body or entity) with respect to (i) the identity and qualifications of any proposed Foreign Subcustodian, (ii) the country or countries in which, and the securities depositories or clearing agencies, if any, through which, any proposed Foreign Subcustodian is authorized to hold securities and other assets of the applicable Portfolio(s), and (iii) the form and terms of the subcustodian agreement to be entered into between such proposed Foreign Subcustodian and the Custodian. Each such duly approved Foreign Subcustodian and the countries where and the securities depositories and clearing agencies through which they may hold securities and other assets of the applicable Portfolios shall be listed on Appendix "B" attached hereto, as it may be amended, from time to time, in accordance with the provisions of Section 9.05(c) hereof. Each Fund shall be responsible for informing the Custodian sufficiently in advance of a proposed investment by one of its Portfolios which is to be held in a country in which no Foreign Subcustodian is authorized to act, in order that there shall be sufficient time for the Custodian to effect the appropriate arrangements with a proposed foreign subcustodian, including obtaining approval as provided in this Section 4.02(a). The Custodian shall not amend any subcustodian agreement entered into with a Foreign Subcustodian, or agree to change or permit any changes thereunder, or waive any rights under such agreement, which materially affect a Fund's rights or the Foreign Subcustodian's obligations or duties to a Fund under such agreement, except upon prior approval pursuant to Special Instructions.

(b) Interim Subcustodians. Notwithstanding the foregoing, in the event that a Portfolio shall invest in a security or other asset to be held in a country in which no Foreign Subcustodian is authorized to act, the Custodian shall promptly notify the applicable Fund in writing by facsimile transmission or in such other manner as such Fund and Custodian shall agree in writing of the unavailability of an approved Foreign Subcustodian in such country; and the Custodian shall, upon receipt of Special Instructions, appoint any Person designated by the applicable Fund in such Special Instructions to hold such security or other asset. (Any Person appointed as a subcustodian pursuant to this Section 4.02(b) is hereinafter referred to as an "Interim Subcustodian.")

Section 4.03. Special Subcustodians. Upon receipt of Special Instructions, the Custodian shall, on behalf of one or more Portfolios, appoint one or more banks, trust companies or other entities designated in such Special Instructions to act as a subcustodian for purposes of: (i) effecting third-party repurchase transactions with banks, brokers, dealers or other entities through the use of a common custodian or subcustodian; (ii) establishing a joint trading account for the applicable Portfolio(s) and other registered open-end management investment companies for which Fidelity Management & Research Company serves as investment adviser, through which such Portfolios and such other investment companies shall collectively participate in certain repurchase transactions; (iii) providing depository and clearing agency services with respect to certain variable rate demand note securities; and (iv) effecting any other transactions designated by each applicable Fund in Special Instructions. (Each such designated subcustodian is hereinafter referred to as a "Special Subcustodian.") Each such duly appointed Special Subcustodian shall be listed on Appendix "B" attached hereto, as it may be amended from time to time in accordance with the provisions of Section 9.05(c) hereof. In connection with the appointment of any Special Subcustodian, the Custodian shall enter into a subcustodian agreement with the Special Subcustodian in form and substance approved by each applicable Fund, provided that such agreement shall in all events comply with the provisions of the 1940 Act and the rules and regulations thereunder and the terms and provisions of this Agreement. The Custodian shall not amend any subcustodian agreement entered into with a Special Subcustodian, or agree to change or permit any changes thereunder, or waive any rights under such agreement, except upon prior approval pursuant to Special Instructions.

Section 4.04. Termination of a Subcustodian. The Custodian shall (i) cause each Domestic Subcustodian and Foreign Subcustodian to, and (ii) use its best efforts to cause each Interim Subcustodian and Special Subcustodian to, perform all of its obligations in accordance with the terms and conditions of the subcustodian agreement between the Custodian and such Subcustodian. In the event that the Custodian is unable to cause such Subcustodian to fully perform its obligations thereunder, the Custodian shall forthwith, upon the receipt of Special Instructions, terminate such Subcustodian with respect to each applicable Fund and, if necessary or desirable, appoint a replacement Subcustodian in accordance with the provisions of Section 4.01 or Section 4.02, as the case may be. In addition to the foregoing, the Custodian (A) may, at any time in its discretion, upon written notification to each applicable Fund, terminate any Domestic Subcustodian, Foreign Subcustodian or Interim Subcustodian, and (B) shall, upon receipt of Special Instructions, terminate any Subcustodian with respect to each applicable Fund, in accordance with the termination provisions under the applicable subcustodian agreement.

Section 4.05. Certification Regarding Foreign Subcustodians. Upon request of a Fund, the Custodian shall deliver to such Fund a certificate stating: (i) the identity of each Foreign Subcustodian then acting on behalf of the Custodian for such Fund and its Portfolios; (ii) the countries in which and the securities depositories and clearing agents through which each such Foreign Subcustodian is then holding cash, securities and other assets of any Portfolio of such Fund; and (iii) such other information as may be requested by such Fund to ensure compliance with Rule 17(f)-5 under the 1940 Act.

ARTICLE V

STANDARD OF CARE; INDEMNIFICATION

Section 5.01. Standard of Care.

(a) General Standard of Care. The Custodian shall exercise reasonable care and diligence in carrying out all of its duties and obligations under this Agreement, and shall be liable to each Fund for all loss, damage and expense suffered or incurred by such Fund or its Portfolios resulting from the failure of the Custodian to exercise such reasonable care and diligence.

(b) Actions Prohibited by Applicable Law, Etc. In no event shall the Custodian incur liability hereunder if the Custodian or any Subcustodian or Securities System, or any subcustodian, securities depository or securities system utilized by any such Subcustodian, or any nominee of the Custodian or any Subcustodian (individually, a "Person") is prevented, forbidden or delayed from performing, or omits to perform, any act or thing which this Agreement provides shall be performed or omitted to be performed, by reason of: (i) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or of any foreign country, or political subdivision thereof or of any court of competent jurisdiction; or (ii) any act of God or war or other similar circumstance beyond the control of the Custodian, unless, in each case, such delay or nonperformance is caused by (A) the negligence, misfeasance or misconduct of the applicable Person, or (B) a malfunction or failure of equipment operated or utilized by the applicable Person other than a malfunction or failure beyond such Person's control and which could not reasonably be anticipated and/or prevented by such Person.

(c) Mitigation by Custodian. Upon the occurrence of any event which causes or may cause any loss, damage or expense to any Fund or Portfolio, (i) the Custodian shall, (ii) the Custodian shall cause any applicable Domestic Subcustodian or Foreign Subcustodian to, and (iii) the Custodian shall use its best efforts to cause any applicable Interim Subcustodian or Special Subcustodian to, use all commercially reasonable efforts and take all reasonable steps under the circumstances to mitigate the effects of such event and to avoid continuing harm to the Funds and the Portfolios.

(d) Advice of Counsel. The Custodian shall be entitled to receive and act upon advice of counsel on all matters. The Custodian shall be without liability for any action reasonably taken or omitted in good faith pursuant to the advice of (i) counsel for the applicable Fund or Funds, or (ii) at the expense of the Custodian, such other counsel as the applicable Fund(s) and the Custodian may agree upon; provided, however, with respect to the performance of any action or omission of any action upon such advice, the Custodian shall be required to conform to the standard of care set forth in Section 5.01(a).

(e) Expenses of the Funds. In addition to the liability of the Custodian under this Article V, the Custodian shall be liable to each applicable Fund for all reasonable costs and expenses incurred by such Fund in connection with any claim by such Fund against the Custodian arising from the obligations of the Custodian hereunder, including, without limitation, all reasonable attorneys' fees and expenses incurred by such Fund in asserting any such claim, and all expenses incurred by such Fund in connection with any investigations, lawsuits or proceedings relating to such claim; provided, that such Fund has recovered from the Custodian for such claim.

(f) Liability for Past Records. The Custodian shall have no liability in respect of any loss, damage or expense suffered by a Fund, insofar as such loss, damage or expense arises from the performance of the Custodian's duties hereunder by reason of the Custodian's reliance upon records that were maintained for such Fund by entities other than the Custodian prior to the Custodian's appointment as custodian for such Fund.

Section 5.02. Liability of Custodian for Actions of Other Persons.

(a) Domestic Subcustodians and Foreign Subcustodians. The Custodian shall be liable for the actions or omissions of any Domestic Subcustodian or any Foreign Subcustodian to the same extent as if such action or omission were performed by the Custodian itself. In the event of any loss, damage or expense suffered or incurred by a Fund caused by or resulting from the actions or omissions of any Domestic Subcustodian or Foreign Subcustodian for which the Custodian would otherwise be liable, the Custodian shall promptly reimburse such Fund in the amount of any such loss, damage or expense.

(b) Interim Subcustodians. Notwithstanding the provisions of Section 5.01 to the contrary, the Custodian shall not be liable to a Fund for any loss, damage or expense suffered or incurred by such Fund or any of its Portfolios resulting from the actions or omissions of an Interim Subcustodian unless such loss, damage or expense is caused by, or results from, the negligence, misfeasance or misconduct of the Custodian; provided, however, in the event of any such loss, damage or expense, the Custodian shall take all reasonable steps to enforce such rights as it may have against such Interim Subcustodian to protect the interests of the Funds and the Portfolios.

(c) Special Subcustodians and Additional Custodians. Notwithstanding the provisions of Section 5.01 to the contrary and except as otherwise provided in any subcustodian agreement to which the Custodian, a Fund and any Special Subcustodian or Additional Custodian are parties, the Custodian shall not be liable to a Fund for any loss, damage or expense suffered or incurred by such Fund or any of its Portfolios resulting from the actions or omissions of a Special Subcustodian or Additional Subcustodian, unless such loss, damage or expense is caused by, or results from, the negligence, misfeasance or misconduct of the Custodian; provided, however, that in the event of any such loss, damage or expense, the Custodian shall take all reasonable steps to enforce such rights as it may have against any Special Subcustodian or Additional Custodian to protect the interests of the Funds and the Portfolios.

(d) Securities Systems. Notwithstanding the provisions of Section 5.01 to the contrary, the Custodian shall not be liable to a Fund for any loss, damage or expense suffered or incurred by such Fund or any of its Portfolios resulting from the use by the Custodian of a Securities System, unless such loss, damage or expense is caused by, or results from, the negligence, misfeasance or misconduct of the Custodian; provided, however, that in the event of any such loss, damage or expense, the Custodian shall take all reasonable steps to enforce such rights as it may have against the Securities System to protect the interests of the Funds and the Portfolios.

(e) Reimbursement of Expenses. Each Fund agrees to reimburse the Custodian for all reasonable out-of-pocket expenses incurred by the Custodian on behalf of such Fund in connection with the fulfillment of its obligations under this Section 5.02; provided, however, that such reimbursement shall not apply to expenses occasioned by or resulting from the negligence, misfeasance or misconduct of the Custodian.

Section 5.03. Indemnification.

(a) Indemnification Obligations. Subject to the limitations set forth in this Agreement, each Fund severally and not jointly agrees to indemnify and hold harmless the Custodian and its nominees from all loss, damage and expense (including reasonable attorneys' fees) suffered or incurred by the Custodian or its nominee caused by or arising from actions taken by the Custodian on behalf of such Fund in the performance of its duties and obligations under this Agreement; provided, however, that such indemnity shall not apply to loss, damage and expense occasioned by or resulting from the negligence, misfeasance or misconduct of the Custodian or its nominee. In addition, each Fund agrees severally and not jointly to indemnify any Person against any liability incurred by reason of taxes assessed to such Person, or other loss, damage or expenses incurred by such Person, resulting from the fact that securities and other property of such Fund's Portfolios are registered in the name of such Person; provided, however, that in no event shall such indemnification be applicable to income, franchise or similar taxes which may be imposed or assessed against any Person.

(b) Notice of Litigation, Right to Prosecute, Etc. No Fund shall be liable for indemnification under this Section 5.03 unless a Person shall have promptly notified such Fund in writing of the commencement of any litigation or proceeding brought against such Person in respect of which indemnity may be sought under this Section 5.03. With respect to claims in such litigation or proceedings for which indemnity by a Fund may be sought and subject to applicable law and the ruling of any court of competent jurisdiction, such Fund shall be entitled to participate in any such litigation or proceeding and, after written notice from such Fund to any Person, such Fund may assume the defense of such litigation or proceeding with counsel of its choice at its own expense in respect of that portion of the litigation for which such Fund may be subject to an indemnification obligation; provided, however, a Person shall be entitled to participate in (but not control) at its own cost and expense, the defense of any such litigation or proceeding if such Fund has not acknowledged in writing its obligation to indemnify the Person with respect to such litigation or proceeding. If such Fund is not permitted to participate or control such litigation or proceeding under applicable law or by a ruling of a court of competent jurisdiction, such Person shall reasonably prosecute such litigation or proceeding. A Person shall not consent to the entry of any judgment or enter into any settlement in any such litigation or proceeding without providing each applicable Fund with adequate notice of any such settlement or judgment, and without each such Fund's prior written consent. All Persons shall submit written evidence to each applicable Fund with respect to any cost or expense for which they are seeking indemnification in such form and detail as such Fund may reasonably request.

Section 5.04. Investment Limitations. If the Custodian has otherwise complied with the terms and conditions of this Agreement in performing its duties generally, and more particularly in connection with the purchase, sale or exchange of securities made by or for a Portfolio, the Custodian shall not be liable to the applicable Fund and such Fund agrees to indemnify the Custodian and its nominees, for any loss, damage or expense suffered or incurred by the Custodian and its nominees arising out of any violation of any investment or other limitation to which such Fund is subject.

Section 5.05. Fund's Right to Proceed. Notwithstanding anything to the contrary contained herein, each Fund shall have, at its election upon reasonable notice to the Custodian, the right to enforce, to the extent permitted by any applicable agreement and applicable law, the Custodian's rights against any Subcustodian, Securities System, or other Person for loss, damage or expense caused such Fund by such Subcustodian, Securities System, or other Person, and shall be entitled to enforce the rights of the Custodian with respect to any claim against such Subcustodian, Securities System or other Person, which the Custodian may have as a consequence of any such loss, damage or expense, if and to the extent that such Fund has not been made whole for any such loss or damage. If the Custodian makes such Fund whole for any such loss or damage, the Custodian shall retain the ability to enforce its rights directly against such Subcustodian, Securities System or other Person. Upon such Fund's election to enforce any rights of the Custodian under this Section 5.05, such Fund shall reasonably prosecute all actions and proceedings directly relating to the rights of the Custodian in respect of the loss, damage or expense incurred by such Fund; provided that, so long as such Fund has acknowledged in writing its obligation to indemnify the Custodian under Section 5.03 hereof with respect to such claim, such Fund shall retain the right to settle, compromise and/or terminate any action or proceeding in respect of the loss, damage or expense incurred by such Fund without the Custodian's consent and provided further, that if such Fund has not made an acknowledgement of its obligation to indemnify, such Fund shall not settle, compromise or terminate any such action or proceeding without the written consent of the Custodian, which consent shall not be unreasonably withheld or delayed. The Custodian agrees to cooperate with each Fund and take all actions reasonably requested by such Fund in connection with such Fund's enforcement of any rights of the Custodian. Each Fund agrees to reimburse the Custodian for all reasonable out-of-pocket expenses incurred by the Custodian on behalf of such Fund in connection with the fulfillment of its obligations under this Section 5.05; provided, however, that such reimbursement shall not apply to expenses occasioned by or resulting from the negligence, misfeasance or misconduct of the Custodian.

ARTICLE VI

COMPENSATION

On behalf of each of its Portfolios, each Fund shall compensate the Custodian in an amount, and at such times, as may be agreed upon in writing, from time to time, by the Custodian and such Fund.

ARTICLE VII

TERMINATION

Section 7.01. Termination of Agreement as to One or More Funds. With respect to each Fund, this Agreement shall continue in full force and effect until the first to occur of: (a) termination by the Custodian by an instrument in writing delivered or mailed to such Fund, such termination to take effect not sooner than ninety (90) days after the date of such delivery; (b) termination by such Fund by an instrument in writing delivered or mailed to the Custodian, such termination to take effect not sooner than thirty (30) days after the date of such delivery; or (c) termination by such Fund by written notice delivered to the Custodian, based upon such Fund's determination that there is a reasonable basis to conclude that the Custodian is insolvent or that the financial condition of the Custodian is deteriorating in any material respect, in which case termination shall take effect upon the Custodian's receipt of such notice or at such later time as such Fund shall designate. In the event of termination pursuant to this Section 7.01 by any Fund (a "Terminating Fund"), each Terminating Fund shall make payment of all accrued fees and unreimbursed expenses with respect to such Terminating Fund within a reasonable time following termination and delivery of a statement to the Terminating Fund setting forth such fees and expenses. Each Terminating Fund shall identify in any notice of termination a successor custodian or custodians to which the cash, securities and other assets of its Portfolios shall, upon termination of this Agreement with respect to such Terminating Fund, be delivered. In the event that no written notice designating a successor custodian shall have been delivered to the Custodian on or before the date when termination of this Agreement as to a Terminating Fund shall become effective, the Custodian may deliver to a bank or trust company doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities and other assets of such Terminating Fund's Portfolios held by the Custodian and all instruments held by the Custodian relative thereto and all other property of the Terminating Fund's Portfolios held by the Custodian under this Agreement. Thereafter, such bank or trust company shall be the successor of the Custodian with respect to such Terminating Fund under this Agreement. In the event that securities and other assets of such Terminating Fund's Portfolios remain in the possession of the Custodian after the date of termination hereof with respect to such Terminating Fund owing to failure of the Terminating Fund to appoint a successor custodian, the Custodian shall be entitled to compensation for its services in accordance with the fee schedule most recently in effect, for such period as the Custodian retains possession of such securities and other assets, and the provisions of this Agreement relating to the duties and obligations of the Custodian and the Terminating Fund shall remain in full force and effect. In the event of the appointment of a successor custodian, it is agreed that the cash, securities and other property owned by a Terminating Fund and held by the Custodian, any Subcustodian or nominee shall be delivered to the successor custodian; and the Custodian agrees to cooperate with such Terminating Fund in the execution of documents and performance of other actions necessary or desirable in order to substitute the successor custodian for the Custodian under this Agreement.

Section 7.02. Termination as to One or More Portfolios. This Agreement may be terminated as to one or more of a Fund's Portfolios (but less than all of its Portfolios) by delivery of an amended Appendix "A" deleting such Portfolios pursuant to Section 9.05(b) hereof, in which case termination as to such deleted Portfolios shall take effect thirty (30) days after the date of such delivery. The execution and delivery of an amended Appendix "A" which deletes one or more Portfolios shall constitute a termination of this Agreement only with respect to such deleted Portfolio(s), shall be governed by the preceding provisions of Section 7.01 as to the identification of a successor custodian and the delivery of cash, securities and other assets of the Portfolio(s) so deleted, and shall not affect the obligations of the Custodian and any Fund hereunder with respect to the other Portfolios set forth in Appendix "A," as amended from time to time.

ARTICLE VIII

DEFINED TERMS

The following terms are defined in the following sections:

Term	Section
Account	2.22
ADRs	2.06
Additional Custodian	2.23(a)
Authorized Person(s)	3.02
Banking Institution	2.12(a)
Business Day	Appendix "C"
Bank Accounts	2.21
Distribution Account	2.16
Domestic Subcustodian	4.01
Foreign Subcustodian	4.02(a)
Fund	Preamble
Institutional Client	2.03
Interim Subcustodian	4.02(b)
Overdraft	2.28
Overdraft Notice	2.28
Person	5.01(b)
Portfolio	Preamble
Procedural Agreement	2.10
Proper Instructions	3.01(a)
SEC	2.22
Securities System	2.22
Shares	2.16
Special Instructions	3.01(b)
Special Subcustodian	4.03
Subcustodian	Article IV
Terminating Fund	7.01
1940 Act	Preamble

ARTICLE IX

MISCELLANEOUS

Section 9.01. Execution of Documents, Etc.

(a) Actions by each Fund. Upon request, each Fund shall execute and deliver to the Custodian such proxies, powers of attorney or other instruments as may be reasonable and necessary or desirable in connection with the performance by the Custodian or any Subcustodian of their respective obligations to such Fund under this Agreement or any applicable subcustodian agreement with respect to such Fund, provided that the exercise by the Custodian or any Subcustodian of any such rights shall in all events be in compliance with the terms of this Agreement.

(b) Actions by Custodian. Upon receipt of Proper Instructions, the Custodian shall execute and deliver to each applicable Fund or to such other parties as such Fund(s) may designate in such Proper Instructions, all such documents, instruments or agreements as may be reasonable and necessary or desirable in order to effectuate any of the transactions contemplated hereby.

Section 9.02. Representative Capacity; Nonrecourse Obligations. A COPY OF THE DECLARATION OF TRUST OR OTHER ORGANIZATIONAL DOCUMENT OF EACH FUND IS ON FILE WITH THE SECRETARY OF THE STATE OF THE FUND'S FORMATION, AND NOTICE IS HEREBY GIVEN THAT THIS AGREEMENT IS NOT EXECUTED ON BEHALF OF THE TRUSTEES OF ANY FUND AS INDIVIDUALS, AND THE OBLIGATIONS OF THIS AGREEMENT ARE NOT BINDING UPON ANY OF THE TRUSTEES, OFFICERS, SHAREHOLDERS OR PARTNERS OF ANY FUND INDIVIDUALLY, BUT ARE BINDING ONLY UPON THE ASSETS AND PROPERTY OF EACH FUND'S RESPECTIVE PORTFOLIOS. THE CUSTODIAN AGREES THAT NO SHAREHOLDER, TRUSTEE, OFFICER OR PARTNER OF ANY FUND MAY BE HELD PERSONALLY LIABLE OR RESPONSIBLE FOR ANY OBLIGATIONS OF ANY FUND ARISING OUT OF THIS AGREEMENT.

Section 9.03. Several Obligations of the Funds and the Portfolios. WITH RESPECT TO ANY OBLIGATIONS OF A FUND ON BEHALF OF ANY OF ITS PORTFOLIOS ARISING OUT OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE OBLIGATIONS ARISING UNDER SECTIONS 2.28, 5.03, 5.05 and ARTICLE VI HEREOF, THE CUSTODIAN SHALL LOOK FOR PAYMENT OR SATISFACTION OF ANY OBLIGATION SOLELY TO THE ASSETS AND PROPERTY OF THE PORTFOLIO TO WHICH SUCH OBLIGATION RELATES AS THOUGH EACH FUND HAD SEPARATELY CONTRACTED WITH THE CUSTODIAN BY SEPARATE WRITTEN INSTRUMENT WITH RESPECT TO EACH OF ITS PORTFOLIOS.

Section 9.04. Representations and Warranties.

(a) Representations and Warranties of Each Fund. Each Fund hereby severally and not jointly represents and warrants that each of the following shall be true, correct and complete with respect to each Fund at all times during the term of this Agreement: (i) the Fund is duly organized under the laws of its jurisdiction of organization and is registered as an open-end management investment company under the 1940 Act; and (ii) the execution, delivery and performance by the Fund of this Agreement are (w) within its power, (x) have been duly authorized by all necessary action, and (y) will not (A) contribute to or result in a breach of or default under or conflict with any existing law, order, regulation or ruling of any governmental or regulatory agency or authority, or (B) violate any provision of the Fund's corporate charter, Declaration of Trust or other organizational document, or bylaws, or any amendment thereof or any provision of its most recent Prospectus or Statement of Additional Information.

(b) Representations and Warranties of the Custodian. The Custodian hereby represents and warrants to each Fund that each of the following shall be true, correct and complete at all times during the term of this Agreement: (i) the Custodian is duly organized under the laws of its jurisdiction of organization and qualifies to act as a custodian to open-end management investment companies under the provisions of the 1940 Act; and (ii) the execution, delivery and performance by the Custodian of this Agreement are (w) within its power, (x) have been duly authorized by all necessary action, and (y) will not (A) contribute to or result in a breach of or default under or conflict with any existing law, order, regulation or ruling of any governmental or regulatory agency or authority, or (B) violate any provision of the Custodian's corporate charter, or other organizational document, or bylaws, or any amendment thereof.

Section 9.05. Entire Agreement. This Agreement constitutes the entire understanding and agreement of the Fund, on the one hand, and the Custodian, on the other, with respect to the subject matter hereof and accordingly, supersedes as of the effective date of this Agreement any custodian agreement heretofore in effect between each Fund and the Custodian.

Section 9.06. Waivers and Amendments. No provision of this Agreement may be waived, amended or terminated except by a statement in writing signed by the party against which enforcement of such waiver, amendment or termination is sought; provided, however: (a) Appendix "A" listing the Portfolios of each Fund for which the Custodian serves as custodian may be amended from time to time to add one or more Portfolios for one or more Funds, by each applicable Fund's execution and delivery to the Custodian of an amended Appendix "A", and the execution of such amended Appendix by the Custodian, in which case such amendment shall take effect immediately upon execution by the Custodian; (b) Appendix "A" may be amended from time to time to delete one or more Portfolios (but less than all of the Portfolios) of one or more of the Funds, by each applicable Fund's execution and delivery to the Custodian of an amended Appendix "A", in which case such amendment shall take effect thirty (30) days after such delivery, unless otherwise agreed by the Custodian and each applicable Fund in writing; (c) Appendix "B" listing Foreign Subcustodians, Special Subcustodians and Additional Custodians approved by any Fund may be amended from time to time to add or delete one or more Foreign Subcustodians, Special Subcustodians or Additional Custodians for a Fund or Funds by each applicable Fund's execution and delivery to the Custodian of an amended Appendix "B", in which case such amendment shall take effect immediately upon execution by the Custodian; and (d) Appendix "C" setting forth the procedures relating to the Custodian's security interest with respect to each Fund may be amended only by an instrument in writing executed by each applicable Fund and the Custodian.

Section 9.07. Interpretation. In connection with the operation of this Agreement, the Custodian and any Fund may agree in writing from time to time on such provisions interpretative of or in addition to the provisions of this Agreement with respect to such Fund as may in their joint opinion be consistent with the general tenor of this Agreement. No interpretative or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement or affect any other Fund.

Section 9.08. Captions. Headings contained in this Agreement, which are included as convenient references only, shall have no bearing upon the interpretation of the terms of the Agreement or the obligations of the parties hereto.

Section 9.09. Governing Law. Insofar as any question or dispute may arise in connection with the custodianship of foreign securities pursuant to an agreement with a Foreign Subcustodian that is governed by the laws of the State of New York, the provisions of this Agreement shall be construed in accordance with and governed by the laws of the State of New York, provided that in all other instances this Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts, in each case without giving effect to principles of conflicts of law.

Section 9.10. Notices. Except in the case of Proper Instructions or Special Instructions, notices and other writings contemplated by this Agreement shall be delivered by hand or by facsimile transmission (provided that in the case of delivery by facsimile transmission, notice shall also be mailed postage prepaid to the parties at the following addresses:

(a) If to any Fund:

c/o Fidelity Management & Research Company

82 Devonshire Street

Boston, Massachusetts 02109

Attn: Treasurer of the Fidelity Funds

Telephone: (617) 563-7000

Telefax: (617) 476-4195

(b) If to the Custodian:

The Chase Manhattan Bank, N.A.

Four Chase Metrotech Center, 8th Floor

Brooklyn, New York 11245

Attn: Don Gandy, Vice President

Telephone: (718) 242-3439

Telefax: (718) 242-1374

or to such other address as a Fund or the Custodian may have designated in writing to the other.

Section 9.11. Assignment. This Agreement shall be binding on and shall inure to the benefit of each Fund severally and the Custodian and their respective successors and assigns, provided that, subject to the provisions of Section 7.01 hereof, neither the Custodian nor any Fund may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party.

Section 9.12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. With respect to each Fund, this Agreement shall become effective when one or more counterparts have been signed and delivered by such Fund and the Custodian.

Section 9.13. Confidentiality; Survival of Obligations. The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by any bank examiner of the Custodian or any Subcustodian, any auditor of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation. The provisions of this Section 9.13 and Sections 9.01, 9.02, 9.03, 9.09, Section 2.28, Section 3.04, Section 7.01, Article V and Article VI hereof and any other rights or obligations incurred or accrued by any party hereto prior to termination of this Agreement shall survive any termination of this Agreement.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and behalf on the day and year first above written.

Each of the Investment Companies Listed on	The Chase Manahattan Bank, N.A.
Appendix "A" Attached Hereto, on Behalf
of each of Their Respective Portfolios

[Signature lines omitted]

October 21, 1996

The Chase Manhattan Bank

Four Chase Metrotech Center - 8th Floor

Brooklyn, NY 11245

Attn: Don Gandy

Re: Addendum to Custodian Agreement, dated as of August 1, 1994, between The Chase Manhattan Bank each of the Investment Companies listed on Appendix "A" attached thereto

Ladies and Gentlemen:

This letter agreement shall serve as an addendum to the Custodian Agreement (the "Custodian Agreement"), effective as of August 1, 1994, between The Chase Manhattan Bank (the "Custodian") and each of the Investment Companies listed on Appendix "A" attached thereto, as the same may be amended from time to time (each a "Fund" and collectively, the "Funds"), on behalf of each of their respective series portfolios listed on such Appendix "A" (each a "Portfolio" and collectively, the "Portfolios"). This Addendum shall also apply to any future Fund or Portfolio added to Appendix A in accordance with the terms of the Custodian Agreement. Capitalized terms not otherwise defined herein shall have the meanings specified in the Custodian Agreement.

Pursuant to an exemptive order granted by the Securities and Exchange Commission on October 16, 1996, each Portfolio may invest up to 25% of its total net assets in shares of certain other open-end mutual funds (the "Central Funds") managed by Fidelity Management & Research Company ("FMR") or its affiliates or successors. The Funds, on behalf of each of their respective Portfolios, and the Custodian hereby agree that the Custodian shall maintain custody of the Portfolios' investments in Central Fund shares in accordance with the following provisions:

1. Manner of Holding Central Fund Shares. Notwithstanding the provisions of Section 2.02 of the Custodian Agreement, the Custodian is hereby authorized to maintain the shares of the Central Funds owned by the Portfolios in book entry form directly with the transfer agent or a designated sub-transfer agent of each such Central Fund (a "Central Fund Transfer Agent"), subject to and in accordance with the following provisions:

a. Such Central Fund shares shall be maintained in separate custodian accounts for each such Portfolio in the Custodian's name or Custodian's nominee, as custodian for such Portfolio.

b. The Custodian will implement written procedures (the "Control Procedures") to ensure that (i) only authorized personnel of the Custodian will be authorized to give instructions to a Central Fund Transfer Agent in connection with a Portfolio's purchase or sale of Central Fund shares, (ii) that trade instructions sent to a Central Fund Transfer Agent are properly acknowledged by the Central Fund Transfer Agent, and (iii) the Central Fund Transfer Agent's records of each Portfolio's holdings of Central Fund shares are properly reconciled with the Custodian's records.

2. Purchases of Central Fund Shares. Notwithstanding the provisions of Section 2.03 of the Custodian Agreement, upon receipt of Proper Instructions, the Custodian shall pay for and receive Central Fund shares purchased for the account of a Portfolio, provided that (i) the Custodian shall only send instructions to purchase such shares to the Central Fund's transfer agent in accordance with the Control Procedures ("Purchase Instructions") upon receipt of Proper Instructions from FMR's trading operations, and (ii) the Custodian shall release funds to the Central Fund Transfer Agent only after receiving acknowledgment from the Central Fund Transfer Agent that it has received the Purchase Instructions.

3. Sales of Underlying Fund Shares. Notwithstanding the provisions of Section 2.05 of the Custodian Agreement, upon receipt of Proper Instructions, the Custodian shall release Central Fund shares sold for the account of a Portfolio, provided that (i) the Custodian shall only send instructions to sell such shares to the Central Fund Transfer Agent in accordance with the Control Procedures ("Sell Instructions") upon receipt of Proper Instructions from FMR's trading operations, and (ii) such Sell Instructions shall be properly confirmed by the Central Fund Transfer Agent.

4. Fee Schedule. Notwithstanding the provisions of the fee schedule currently in effect pursuant to Article VI of the Custodian Agreement, the Custodian will charge each Portfolio $5.00 for each transaction in Central Fund shares by such Portfolio. Such $5.00 transaction fees will cover all services (including corresponding wire transfers) to be performed by the Custodian in connection with transactions in Central Fund shares by the Portfolios. All other account activity by the Portfolios will be charged in accordance with the fee schedule in effect from time to time in accordance with the terms of Article VI of the Custodian Agreement, provided that, notwithstanding anything herein to the contrary, the Custodian will not charge any Asset Fee with respect to the assets of the Portfolios invested in the Central Funds.

5. Other Provisions of the Custodian Agreement Remain in Effect. The terms of this Addendum apply solely to shares of the Central Funds held in custody by the Custodian on behalf of the Portfolios. Notwithstanding anything herein to the contrary, this Addendum shall have no force or effect upon the terms and conditions of the Custodian Agreement, except to the extent such terms and conditions are expressly modified or supplemented by the provisions of this Addendum in respect of shares of the Central Funds held by the Portfolios.

If you are in agreement with the foregoing, please execute the enclosed counterpart to this letter and return it to the undersigned, whereupon this letter shall become an binding Addendum to the Custodian Agreement, enforceable by the Custodian and the Fund in accordance with its terms.

Each of the Investment Companies Listed on Appendix "A" to the Custodian Agreement, on Behalf of Each of Their Respective Portfolios

[Signature lines omitted]

Form Of

APPENDIX "A"

TO

CUSTODIAN AGREEMENT

BETWEEN

THE CHASE MANHATTAN BANK AND EACH OF THE FOLLOWING INVESTMENT COMPANIES

DATED AS OF____________ , __________

The following is a list of the Funds and their respective Portfolios for which the Custodian shall serve under a Custodian Agreement dated as of ___________ , ________

Fund	Portfolio	Effective as of:
Fidelity Advisor Series I	Fidelity Advisor Balanced Fund	August 1, 1994
	Fidelity Advisor Equity Growth Fund	August 1, 1994
	Fidelity Advisor Equity Income Fund	August 1, 1994
	Fidelity Advisor Growth & Income Fund	November 14, 1996
	Fidelity Advisor TechnoQuant Growth Fund	November 14, 1996
Fidelity Advisor Series II
Fidelity Advisor Series III
Fidelity Advisor Series VII	Fidelity Advisor Consumer Industries Fund	July 18, 1996
	Fidelity Advisor Cyclical Industries Fund	July 18, 1996
	Fidelity Advisor Financial Services Fund	July 18, 1996
	Fidelity Advisor Health Care Fund	July 18, 1996
	Fidelity Advisor Technology Fund	July 18, 1996
	Fidelity Advisor Utilities Growth Fund	July 18, 1996
Fidelity Advisor Series VIII	Fidelity Advisor Emerging Markets Income Fund	August 1, 1994
	Fidelity Advisor Overseas Fund	August 1, 1994
Fidelity Beacon Street Trust	Fidelity Managed Currency Fund	August 1, 1994
Fidelity Capital Trust	Fidelity TechnoQuant Growth Fund	October 17, 1996
Fidelity Charles Street Trust	Fidelity Asset Manager	August 1, 1994
	Fidelity Asset Manager: Growth	August 1, 1994
	Fidelity Asset Manager: Aggressive	September 22, 1999
	Fidelity Asset Manager: Income	August 1, 1994
Fidelity Commonwealth Trust	Fidelity Mid-Cap Stock Fund*	August 1, 1994
Fidelity Deutsche Mark Performance	Fidelity Deutsche Mark Performance Portfolio, L.P.	August 1, 1994
Portfolio, L.P.
Fidelity Devonshire Trust	Fidelity Equity-Income Fund	August 1, 1994
Fidelity Financial Trust	Fidelity Equity-Income II Fund	August 1, 1994
Fidelity Hastings Street Trust	Fidelity Fund	August 1, 1994
	Fidelity Growth & Income II Portfolio	March 25, 1998
Fidelity Investment Trust	Fidelity Diversified Global Fund	August 1, 1994
	Fidelity Diversified International Fund	August 1, 1994
	Fidelity Emerging Markets Fund	August 1, 1994
	Fidelity Europe Capital Appreciation Fund	August 1, 1994
	Fidelity Europe Fund	August 1, 1994
	Fidelity International Growth & Income Fund	August 1, 1994
	Fidelity Aggressive International Fund *	August 1, 1994
	Fidelity Japan Fund	August 1, 1994
	Fidelity Overseas Fund	August 1, 1994
	Fidelity Pacific Basin Fund	August 1, 1994
	Fidelity Southeast Asia Fund	August 1, 1994
	Fidelity Worldwide Fund	August 1, 1994
Fidelity Mt. Vernon Street Trust	Fidelity New Millennium Fund	August 1, 1994
Fidelity Puritan Trust	Fidelity Puritan Fund	August 1, 1994
Fidelity Revere Street Trust	Taxable Central Cash Fund	October 17, 1996
	Central Cash Collateral Fund	June 22, 1999
Fidelity School Street Trust	Fidelity International Bond Fund	August 1, 1994
	Fidelity New Markets Income Fund	August 1, 1994
Fidelity Securities Fund	Fidelity Growth & Income Portfolio	August 1, 1994
Fidelity Sterling Performance	Fidelity Sterling Performance Portfolio, L.P.	August 1, 1994
Portfolio, L.P.
Fidelity Trend Fund	Fidelity Trend Fund	August 1, 1994
Fidelity Union Street Trust	Fidelity Export and Multinational Fund	August 1, 1994
Fidelity Yen Performance	Fidelity Yen Performance Portfolio, L.P.	August 1, 1994
Portfolio, L.P.
Variable Insurance Products Fund	Equity-Income Portfolio	August 1, 1994
	Overseas Portfolio	August 1, 1994
Variable Insurance Products Fund II	Asset Manager Portfolio	August 1, 1994
	Asset Manager: Growth Portfolio	August 1, 1994
Variable Insurance Products Fund III	Balanced Portfolio	August 1, 1994
	Growth & Income Portfolio	December 19, 1996

*Fidelity Investment Trust: Fidelity International Value Fund changed its name to Fidelity Aggressive International Fund effective
February 11, 2000.

IN WITNESS WHEREOF, each of the parties hereto has caused this Appendix to be executed in its name and behalf as of the day and year first set forth opposite each such Portfolio.

[Signature lines ommitted]

Form Of

APPENDIX "B

TO

CUSTODIAN AGREEMENT

BETWEEN

THE CHASE MANHATTAN BANK, N.A. AND EACH OF THE I NVESTMENT

COMPANIES LISTED ON APPENDIX "A" THERETO

DATED AS OF _____________ , ____________

The following is a list of Additional Custodians, Special Subcustodians and Foreign Subcustodians under the Custodian Agreement dated as of ________ , _______ (the "Custodian Agreement"):

A.	Additional Custodians:
	Custodian	Purpose
	Bank of New York	FICASH
FITERM
B.	Special Subcustodians:
	Subcustodian	Purpose
	Bank of New York	FICASH
	Citibank, N.A.	Global Bond Certificates*
C.	Foreign Subcustodians:
Country	Foreign Subcustodian	Depository
Argentina	Chase Manhattan Bank, N.A., Buenos Aires	Caja de Valores, S.A.
Citibank, N.A., Buenos Aires
Australia	The Chase Manhattan Bank,	Austraclear Limited
Sydney
RITS
Westpac Banking Corporation, Sydney
The Clearing House Electronic
Sub-register System
Austria	Creditanstalt-Bankverein,	Osterreichsche Kontrollbank
	Vienna	Aktiengesellschaft (OEKB)
Bahrain	British Bank of the Middle East, Manama	None
Bangladesh	Standard Chartered Bank, Dhaka	None

*Citibank, N.A. will act as Special Subcustodian with respect to global bond certificates for the following portfolios only: Fidelity Advisor Series VIII: Fidelity Advisor Emerging Markets Income Fund; Fidelity Investment Trust:
Fidelity New Markets Income Fund.

BELGIUM	GENERALE BANK,	CAISSE INTERPROFESSIONNELLE
	BRUSSELS	DE DEPOT ET DE VIREMENT DE
	BANQUE BRUXELLES LAMBERT, BRUSSELS	TITRES (CIK)
BANQUE NATIONALE DE BELGIQUE
BERMUDA	THE BANK OF BERMUDA, LIMITED	NONE
HAMILTON
BOTSWANA	BARCLAYS BANK OF BOTSWANA L TD.,	NONE
GABORONE
BRAZIL	CITIBANK, N.A., SAO PAULO	BOLSA DE VALORES DE SAO PAULO
(BOVESPA/CALISPA);
COMPANHIA BRASLEIRA DE LIQUIDACAO E CUSTODIA
	BANKBOSTON, N.A., SAO PAULO	RIO DE JANEIRO STOCK EXCHANGE
(BVRJ)
COMPANHIA BRASILEIRA DE LIQUIDACAO
E CUSTODIA
BULGARIA	ING BANK, SOFIA	CENTRAL DEPOSITORY AD, BULGARIAN
NATIONAL BANK
CANADA	CANADA IMPERIAL BANK OF C OMMERCE,	CANADIAN DEPOSITORY FOR
	TORONTO	SECURITIES LTD. (CDS)
ROYAL BANK OF CANADA
CHILE	CHASE MANHATTAN BANK, SANTIAGO	DEPOSITO CENTRAL DE VALORES, S.A.
CITIBANK, N.A., SANTIAGO
CHINA-SHANGHAI	HONGKONG & SHANGHAI BANKING	SHANGHAI SECURITIES CENTRAL
	CORP., LTD., SHANGHAI	CLEARING & REGISTRATION CORP.
(SSCCRC)
CHINA- SHENZHEN	HONGKONG & SHANGHAI BANKING	SHENZHEN SECURITIES CENTRAL
	CORP., LTD., SHENZHEN	CLEARING CO (SSCC)
COLOMBIA	CITITRUST COLOMBIA S.A., SOCIEDAD FIDUCIARIA,	DEPOSITO CENTRAL DE VALORES
BOGOTA
DEPOSITO CENTRALIZADO DE VALORES
(DECEVAL)
CYPRUS	THE CYPRUS POPULAR BANK L TD	NONE
CZECH REPUBLIC	CESKOSLOVENSKA OBCHODNI BANKA, A.S., PRAGUE	SECURITIES CENTER (SCP)
ING BANK N.V., PRAGUE
DENMARK	DEN DANSKE BANK, COPENHAGEN	VAERDIPAPIRCENTRALEN-VP CENTER
ECUADOR	CITIBANK, N.A., QUITO	NONE
EGYPT	NATIONAL BANK OF EGYPT, C AIRO	MISR FOR CLEARING, SETTLEMENT AND
DEPOSITORY
CITIBANK, N.A., CAIRO
FINLAND	MERITA BANK, LTD.,	CENTRAL SHARE REGISTER OF
	HELSINKI	FINLAND (CSR)
FRANCE	BANQUE PARIBAS, PARIS	SICOVAM
CREDIT AGRICOLE INDOSUEZ, PARIS
SOCIETE GENERALE
GERMANY	DRESDNER BANK A.G., FRANKFURT	DEUTSCHE BORSE CLEARING (DBC)
GHANA	BARCLAYS BANK OF GHANA L TD., ACCRA	NONE
GREECE	BARCLAYS BANK PLC, ATHENS	THE CENTRAL SECURITIES DEPOSITORY
(APOTHETIRIO TITLON, A.E.)
BANK OF GREECE
HONG KONG	CHASE MANHATTAN BANK,	CENTRAL CLEARING & SETTLEMENT
	HONG KONG	SYSTEM (CCASS)
	HONGKONG & SHANGHAI BANKING CORP ., LTD.,	THE CENTRAL MONEY MARKETS U NIT
HONG KONG
HUNGARY	CITIBANK BUDAPEST RT., BUDAPEST	CENTRAL DEPOSITORY & CLEARING HOUSE
(BUDAPEST) LTD. (KELER LTD.)
INDIA	DEUTSCHE BANK AG, MUMBAI	NATIONAL SECURITIES DEPOSITORY
LIMITED (NSDL)
	HONGKONG & SHANGHAI BANKING CORP . LTD.,	CENTRAL DEPOSITORY SERVICES (INDIA) L IMITED (CDSL)
MUMBAI
CHASE MANHATTAN BANK, MUMBAI
STANDARD CHARTERED BANK, MUMBAI
INDONESIA	HONGKONG & SHANGHAI BANKING CORP . LTD.,	PT KUSTODIAN SENTRAL EFEK INDONESIA
JAKARTA
STANDARD CHARTERED BANK, JAKARTA
IRELAND	BANK OF IRELAND, DUBLIN	THE CREST SYSTEM
	ALLIED IRISH BANK PLC, DUBLIN	BANK OF IRELAND SECURITIES S ETTLEMENT
OFFICE
ISRAEL	BANK LEUMI LE-ISRAEL, B. M., T EL AVIV	TEL AVIV STOCK EXCHANGE
(TASE) CLEARINGHOUSE LTD.
ITALY	BANK PARIBAS, MILAN	MONTE TITOLI S.P.A.
	CITIBANK, N.A., MILAN	BANCA D'ITALIA
IVORY COAST	SOCIETE GENERALE DE BANQUES EN
	COTE D'IVOIRE, ABIDJAN	NONE
JAPAN	THE FUJI BANK, LIMITED, T OKYO	JAPAN SECURITIES
DEPOSITORY CENTER (JASDEC)
	BANK OF TOKYO-MITSUBISHI L TD., TOKYO	BANK OF JAPAN
JORDAN	ARAB BANK, PLC, AMMAN	NONE
KENYA	BARCLAYS BANK OF KENYA L TD., NAIROBI	NONE
LEBANON	THE BRITISH BANK OF THE MIDDLE EAST (BBME)	MIDCLEAR
LUXEMBOURG	BANQUE GENERALE DU LUXEMBOURG	NONE
BANQUE BRUXELLES LAMBERT, LUXEMBOURG
MALAYSIA	THE CHASE MANHATTAN BANK,	MALAYSIAN CENTRAL DEPOSITORY
	(M) BERHAD, KUALA LUMPUR	SDN. BHD. (MCD)
HONGKONG BANK MALAYSIA BERHAD, K UALA LUMPUR
MAURITIUS	HONGKONG & SHANGHAI BANKING CORP . LTD.,	CENTRAL DEPOSITORY & SETTLEMENT CO .,
	PORT LOUIS	LTD. (CDS)
MEXICO	CHASE MANHATTAN BANK, MEXICO, S.A.	INSTITUCION PARA EL DEPOSITO DE
VALORES-S.D. INDEVAL, S.A.
	CITIBANK MEXICO, S.A., MEXICO CITY,	DE C.V.
A WHOLLY-OWNED SUBSIDIARY OF CITIBANK, N.A.
MOROCCO	BANQUE COMMERCIALE DU MAROC,	MAROCLEAR
CASABLANCA
NAMIBIA	STANDARD BANK NAMIBIA LTD., W INDHOEK	NONE
NETHERLANDS	ABN-AMRO, BANK N.V.,	NEDERLANDS CENTRAAL INSTITUUT
	AMSTERDAM	VOOR GIRAAL EFFECTENVERKEER
BV (NECIGEF); KAS ASSOCIATIE,
N.V. (KAS)
NEW ZEALAND	NATIONAL NOMINEES LTD., AUCKLAND	NEW ZEALAND CENTRAL SECURITIES
DEPOSITORY LIMITED (NZCSD)
ANZ BANKING GROUP (NEW ZEALAND) L IMITED,
WELLINGTON
NORWAY	DEN NORSKE BANK ASA, OSLO	VERDIPAPIRSENTRALEN, THE NORWEGIAN
REGISTRY OF SECURITIES (VPS)
OMAN	BRITISH BANK OF THE MIDDLE EAST, MUSCAT	MUSCAT SECURITIES MARKET
PAKISTAN	CITIBANK, N. A., KARACHI	CENTRAL DEPOSITORY
COMPANY OF PAKISTAN (CDC)
STANDARD CHARTERED BANK, KARACHI
DEUTSCHE BANK AG, KARACHI
PERU	CITIBANK, N.A., LIMA	CAJA DE VALORES (CAVALI, S.A.)
PHILIPPINES	HONGKONG & SHANGHAI BANKING	THE PHILIPPINES CENTRAL DEPOSITORY,
	CORP., LTD., MANILA	INC.
POLAND	BANK HANDLOWY W. WARZAWIE, S.A., WARSAW	NATIONAL DEPOSITORY OF SECURITIES
CITIBANK POLAND, S.A., WARSAW, A WHOLLY-OWNED
INDIRECT SUBSIDIARY OF CITIBANK, N.A.
BANK POLSKA KASA OPIEKI, S.A.
PORTUGAL	BANCO ESPIRITO SANTO E C OMMERCIAL	CENTRAL DE VALORES MOBILIAROS
	DE LISBOA, S.A., LISBON	(INTERBOLSA)
BANKCO COMERCIAL PORTUGES, LISBON
THE CENTRAL TREASURY BILLS R EGISTRAR
ROMANIA	ING BANK N.V., BUCHAREST	NATIONAL COMPANY FOR CLEARING,
	ABN AMRO BANK (ROMANIA)	SETTLEMENT & DEPOSITORY
FOR SECURITIES (SNCDD)
BUCHAREST STOCK EXCHANGE (BSE)
RUSSIA	CHASE MANHATTAN BANK INTERNATIONAL,	ROSVNESHTORGBANK (VTB)
MOSCOW
CREDIT SUISSE FIRST BOSTON AO,
MOSCOW, A WHOLLY-OWNED SUBSIDIARY OF CREDIT SUISSE
FIRST BOSTON
SINGAPORE	CHASE MANHATTAN BANK, SINGAPORE	CENTRAL DEPOSITORY (PTE) LTD. (CDP)
	STANDARD CHARTERED BANK, SINGAPORE	SINGAPORE GOVERNMENT SECURITIES BOOK-ENTRY SYSTEM
OVERSEA-CHINESE BANKING CORPORATION L IMITED,
SINGAPORE
SLOVAK REPUBLIC	CESKOSLOVENSKA OBCHODNA, BANKA, A.S.	STREDISKO CENNYCH PAPIEROV (SCP)
BRATISLAVA
ING BANK N.V., BRATISLAVA
SLOVENIA	BANKA CREDITANSTALT D.D., LJUBLJANA	CENTRAL KLIRNISKO DEPOTNA DRUZBA
D.D. (KDD)
SOUTH AFRICA	STANDARD BANK OF SOUTH A FRICA, LTD.,	THE CENTRAL DEPOSITORY LIMITED
	JOHANNESBURG	STRATE
FIRST NATIONAL BANK OF S OUTHERN AFRICA LTD.,
JOHANNESBURG
SOUTH KOREA	HONGKONG & SHANGHAI BANKING CORP ., LTD.	KOREAN SECURITIES DEPOSITORY
	SEOUL	(KSD)
STANDARD CHARTERED BANK, SEOUL
SPAIN	CHASE MANHATTAN BANK C.M.B., S.A.	SERVICIO DE COMPENSACION Y
	MADRID	LIQUIDACION DE VALORES (SCLV)
	BANCO SANTANDER S.A., MADRID	BANCO DE ESPANA
SRI LANKA	HONGKONG & SHANGHAI BANKING CORP . LTD.,	CENTRAL DEPOSITORY SYSTEM
	COLOMBO	(PVT) LIMITED (CDS)
SWAZILAND	STANBIC BANK SWAZILAND LIMITED, M BABANE	NONE
STANDARD BANK SWAZILAND LIMITED
SWEDEN	SKANDINAVISKA ENSKILDA BANKEN, STOCKHOLM	VARDEPAPPERCENTRALEN,
THE SWEDISH CENTRAL SECURITIES
	SVENSKA HANDELSBANKEN, STOCKHOLM	DEPOSITORY
SWITZERLAND	UNION BANK OF SWITZERLAND,	SCHWEIZERISCHE EFFEKTEN-
	ZURICH	GIRO A.G. (SEGA)
TAIWAN	CHASE MANHATTAN BANK, TAIPEI	TAIWAN SECURITIES CENTRAL
DEPOSITORY CO., LTD. (TSCD)
HONGKONG & SHANGHAI BANKING CORP ., LTD.
TAIPEI
THAILAND	CHASE MANHATTAN BANK, BANGKOK	THAILAND SECURITIES DEPOSITORY
COMPANY LIMITED (TSD)
STANDARD CHARTERED BANK, BANGKOK
TRANSNATIONAL		CEDEL, S.A. LUXEMBOURG
THE EUROCLEAR SYSTEM
TURKEY	CHASE MANHATTAN BANK, ISTANBUL	TAKAS VE SAKLAMA A.S. (TVS)
	CITIBANK, N.A., ISTANBUL	CENTRAL BANK OF TURKEY
UNITED KINGDOM	CHASE MANHATTAN BANK, LONDON	THE CREST SYSTEM
	FIRST CHICAGO NBD CORPORATION, LONDON	CENTRAL GILTS OFFICE
CENTRAL MONEYMARKETS OFFICE
URUGUAY	BANKBOSTON, N.A., MONTEVIDEO	NONE
CITIBANK, N.A., MONTEVIDEO
VENEZUELA	CITIBANK, N.A., CARACAS	CENTRAL BANK OF VENEZUELA
ZAMBIA	BARCLAYS BANK OF ZAMBIA L TD., LUSAKA	LUSAKA STOCK EXCHANGE
ZIMBABWE	BARCLAYS BANK OF ZIMBABWE L TD., HARARE	NONE

[Signature lines ommited]

Form Of

APPENDIX "C" TO THE

CUSTODIAN AGREEMENT

BETWEEN

EACH OF THE INVESTMENT COMPANIES

LISTED ON APPENDIX "A" THERETO

AND

THE CHASE MANHATTAN BANK, N.A.

DATED AS OF______________ , __________

PROCEDURES RELATING TO CUSTODIAN'S SECURITY INTEREST

As security for any Overdrafts (as defined in the Custodian Agreement) of any Portfolio, the applicable Fund, on behalf of such Portfolio, shall pledge, assign and grant to the Custodian a security interest in Collateral (as hereinafter defined), under the terms, circumstances and conditions set forth in this Appendix "C".

Section 1. Defined Terms. As used in this Appendix "C" the following terms shall have the following respective meanings:

(a) "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which the Custodian is closed for business.

(b) "Collateral" shall mean, with respect to any Portfolio, securities held by the Custodian on behalf of the Portfolio having a fair market value (as determined in accordance with the procedures set forth in the prospectus for the Portfolio) equal to the aggregate of all Overdraft Obligations of such Portfolio: (i) identified in any Pledge Certificate executed on behalf of such Portfolio; or (ii) designated by the Custodian for such Portfolio pursuant to Section 3 of this Appendix C. Such securities shall consist of marketable securities held by the Custodian on behalf of such Portfolio or, if no such marketable securities are held by the Custodian on behalf of such Portfolio, such other securities designated by the applicable Fund in the applicable Pledge Certificate or by the Custodian pursuant to Section 3 of this Appendix C.

(c) "Overdraft Obligations" shall mean, with respect to any Portfolio, the amount of any outstanding Overdraft(s) provided by the Custodian to such Portfolio together with all accrued interest thereon.

(d) "Pledge Certificate" shall mean a Pledge Certificate in the form attached to this Appendix "C" as Schedule 1 executed by a duly authorized officer of the applicable Fund and delivered by such Fund to the Custodian by facsimile transmission or in such other manner as the applicable Fund and the Custodian may agree in writing.

(e) "Release Certificate" shall mean a Release Certificate in the form attached to this Appendix "C" as Schedule 2 executed by a duly authorized officer of the Custodian and delivered by the Custodian to the applicable Fund by facsimile transmission or in such other manner as such Fund and the Custodian may agree in writing.

(f) "Written Notice" shall mean a written notice executed by a duly authorized officer of the party delivering the notice and delivered by facsimile transmission or in such other manner as the applicable Fund and the Custodian shall agree in writing.

Section 2. Pledge of Collateral. To the extent that any Overdraft Obligations of a Portfolio are not satisfied by the close of business on the first Business Day following the Business Day on which the applicable Fund receives Written Notice requesting security for such Overdraft Obligation and stating the amount of such Overdraft Obligation, the applicable Fund, on behalf of such Portfolio, shall pledge, assign and grant to the Custodian a first priority security interest, by delivering to the Custodian, a Pledge Certificate executed by such Fund on behalf of such Portfolio describing the applicable Collateral. Such Written Notice may, in the discretion of the Custodian, be included within or accompany the Overdraft Notice relating to the applicable Overdraft Obligations.

Section 3. Failure to Pledge Collateral. In the event that the applicable Fund shall fail: (a) to pay, on behalf of the applicable Portfolio, the Overdraft Obligation described in such Written Notice; (b) to deliver to the Custodian a Pledge Certificate pursuant to Section 2; or (c) to identify substitute securities pursuant to Section 6 upon the sale or maturity of any securities identified as Collateral, the Custodian may, by Written Notice to the applicable Fund specify Collateral which shall secure the applicable Overdraft Obligation. Such Fund, on behalf of any applicable Portfolio, hereby pledges, assigns and grants to the Custodian a first priority security interest in any and all Collateral specified in such Written Notice; provided that such pledge, assignment and grant of security shall be deemed to be effective only upon receipt by the applicable Fund of such Written Notice.

Section 4. Delivery of Additional Collateral. If at any time the Custodian shall notify a Fund by Written Notice that the fair market value of the Collateral securing any Overdraft Obligation of one of such Fund's Portfolios is less than the amount of such Overdraft Obligation, such Fund, on behalf of the applicable Portfolio, shall deliver to the Custodian, within one (1) Business Day following the Fund's receipt of such Written Notice, an additional Pledge Certificate describing additional Collateral. If such Fund shall fail to deliver such additional Pledge Certificate, the Custodian may specify Collateral which shall secure the unsecured amount of the applicable Overdraft Obligation in accordance with Section 3 of this Appendix C.

Section 5. Release of Collateral. Upon payment by a Fund, on behalf of one of its Portfolios, of any Overdraft Obligation secured by the pledge of Collateral, the Custodian shall promptly deliver to such Fund a Release Certificate pursuant to which the Custodian shall release Collateral from the lien under the applicable Pledge Certificate or Written Notice pursuant to Section 3 having a fair market value equal to the amount paid by such Fund on account of such Overdraft Obligation. In addition, if at any time a Fund shall notify the Custodian by Written Notice that such Fund desires that specified Collateral be released and: (a) that the fair market value of the Collateral securing any Overdraft Obligation shall exceed the amount of such Overdraft Obligation; or (b) that the Fund has delivered a Pledge Certificate substituting Collateral for such Overdraft Obligation, the Custodian shall deliver to such Fund, within one (1) Business Day following the Custodian's receipt of such Written Notice, a Release Certificate relating to the Collateral specified in such Written Notice.

Section 6. Substitution of Collateral. A Fund may substitute securities for any securities identified as Collateral by delivery to the Custodian of a Pledge Certificate executed by such Fund on behalf of the applicable Portfolio, indicating the securities pledged as Collateral.

Section 7. Security for Individual Portfolios' Overdraft Obligations. The pledge of Collateral by a Fund on behalf of any of its individual Portfolios shall secure only the Overdraft Obligations of such Portfolio. In no event shall the pledge of Collateral by one of a Fund's Portfolios be deemed or considered to be security for the Overdraft Obligations of any other Portfolio of such Fund or of any other Fund.

Section 8. Custodian's Remedies. Upon (a) a Fund's failure to pay any Overdraft Obligation of an applicable Portfolio within thirty (30) days after receipt by such Fund of a Written Notice demanding security therefore, and (b) one (1) Business Day's prior Written Notice to such Fund, the Custodian may elect to enforce its security interest in the Collateral securing such Overdraft Obligation, by taking title to (at the then prevailing fair market value), or selling in a commercially reasonable manner, so much of the Collateral as shall be required to pay such Overdraft Obligation in full. Notwithstanding the provisions of any applicable law, including, without limitation, the Uniform Commercial Code, the remedy set forth in the preceding sentence shall be the only right or remedy to which the Custodian is entitled with respect to the pledge and security interest granted pursuant to any Pledge Certificate or Section 3. Without limiting the foregoing, the Custodian hereby waives and relinquishes all contractual and common law rights of set off to which it may now or hereafter be or become entitled with respect to any obligations of any Fund to the Custodian arising under this Appendix "C" to the Agreement.

IN WITNESS WHEREOF, each of the parties has caused this Appendix to be executed in its name and behalf on the day and year first above written.

Each of the Investment Companies Listed on	The Chase Manhattan Bank, N.A.
Schedule "A" to the Custodian Agreement, on
Behalf of Each of Their Respective Portfolios

[Signature lines omitted]

SCHEDULE 1

TO

APPENDIX "C"

PLEDGE CERTIFICATE

This Pledge Certificate is delivered pursuant to the Custodian Agreement dated as of [ ] (the "Agreement"), between [ ] (the "Fund") and [ ] (the "Custodian"). Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Agreement. Pursuant to [Section 2 or Section 4] of Appendix "C" attached to the Agreement, the Fund, on behalf of [ ] (the "Portfolio"), hereby pledges, assigns and grants to the Custodian a first priority security interest in the securities listed on Exhibit "A" attached to this Pledge Certificate (collectively, the "Pledged Securities"). Upon delivery of this Pledge Certificate, the Pledged Securities shall constitute Collateral, and shall secure all Overdraft Obligations of the Portfolio described in that certain Written Notice dated , 19 , delivered by the Custodian to the Fund. The pledge, assignment and grant of security in the Pledged Securities hereunder shall be subject in all respect to the terms and conditions of the Agreement, including, without limitation, Sections 7 and 8 of Appendix "C" attached thereto.

IN WITNESS WHEREOF, the Fund has caused this Pledge Certificate to be executed in its name, on behalf of the Portfolio this day of 20 .

[FUND], on Behalf of [Portfolio]

[Signature lines omitted]

EXHIBIT "A"

TO

PLEDGE CERTIFICATE

	Type of	Certificate/CUSIP	Number of
Issuer	Security	Numbers	Shares

SCHEDULE 2

TO

APPENDIX "C"

RELEASE CERTIFICATE

This Release Certificate is delivered pursuant to the Custodian Agreement dated as of [ ] (the "Agreement"), between [ ] (the "Fund") and [ ] (the "Custodian"). Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Agreement. Pursuant to Section 5 of Appendix "C" attached to the Agreement, the Custodian hereby releases the securities listed on Exhibit "A" attached to this Release Certificate from the lien under the [Pledge Certificate dated ___________, 20 or the Written Notice delivered pursuant to Section 3 of Appendix "C" dated _________, 20 ].

IN WITNESS WHEREOF, the Custodian has caused this Release Certificate to be executed in its name and on its behalf this day of ____.

[Signature lines omitted]

EXHIBIT "A"

TO

RELEASE CERTIFICATE

	Type of	Certificate/CUSIP	Number of
Issuer	Security	Numbers	Shares